Exhibit 99.1

YTD Operating Cash Flow Increased to $154.3 million, up 154.3%, Q3 GAAP Diluted Earnings Per Share of $0.51, and Adjusted Diluted Earnings Per Share of $0.52, Board Authorizes $100 million Share Buy Back

WINDSOR, CT, October 31, 2013 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended September 30, 2013.

“SS&C’s businesses are generating strong financial performances and momentum remains positive, particularly with our SS&C GlobeOp and SS&C PORTIA acquisitions. We are pleased with our latest acquisition, Prime Management, which gives SS&C entry to the Insurance Linked Securities (ILS) administration market,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “We significantly improved cash flow from operations to $154 million for the first nine months of 2013 compared to $61 million in the same period of 2012, and adjusted diluted EPS increased 33 percent to $0.52 in the third quarter of 2013 compared to $0.39 in the same period of 2012. We also had our strongest license revenue quarter since we went public in early 2010.”

Results

SS&C reported GAAP revenue of $179.5 million for the third quarter of 2013, compared to $165.6 million in the third quarter of 2012, an 8.4 percent increase. GAAP operating income for the third quarter of 2013 was $47.9 million, or 26.7 percent of revenue. This represents an increase of 28.5 percent compared to $37.2 million, or 22.5 percent of revenue, in the third quarter of 2012. GAAP net income for the third quarter of 2013 was $43.5 million compared to $17.6 million in the third quarter of 2012. On a fully diluted GAAP basis, earnings per share in the third quarter of 2013 were $0.51 compared to $0.21 per share in the third quarter of 2012.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the third quarter of 2013 was $71.1 million, or 39.6 percent of adjusted revenue. This represents a 15.2 percent increase compared to $61.8 million, or 37.2 percent of adjusted revenue, in the third quarter of 2012. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the third quarter of 2013 was $44.5 million compared to $32.1 million in 2012’s third quarter, a 38.5 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the third quarter of 2013 were $0.52 compared to $0.39 in the third quarter of 2012, a 33.3 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $154.3 million for the nine months ended September 30, 2013, compared to $60.7 million for the same period in 2012, representing a 154.3 percent increase. SS&C ended the quarter with $81.6 million in cash, and $844.0 million in gross debt, for a net debt balance of $762.4 million. SS&C’s leverage ratio as defined in our credit agreement stood at 2.7 times consolidated EBITDA as of September 30, 2013.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $657.2 million based on maintenance and software-enabled services revenue of $164.3 million for the third quarter of 2013. This represents an increase of 8.7 percent from $151.1 million and $604.5 million annual run-rate in the same period in 2012 and an increase of 0.5 percent from $163.5 million for the second quarter of 2013, an annual run rate of $653.8 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Share Repurchase Program

SS&C also announced today that its Board of Directors has authorized the repurchase of up to $100 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions.

“At current levels, we believe the Company’s stock represents an attractive investment opportunity,” said Mr. Stone. “This action reflects our ongoing commitment to improving the investment value of SS&C’s stock while at the same time growing our business.”

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with SS&C’s stock plans and for other corporate purposes.

Guidance

	Q4 2013	FY 2013
Adjusted Revenue ($M)	$180.0 – $184.0	N/A
Adjusted Net Income ($M)	$44.0 – $45.8	N/A
Cash from Operating Activities ($M)	N/A	$190.0 – $200.0
Capital Expenditures (% of revenue)	N/A	2.3% – 2.6%
Diluted Shares (M)	86.7 – 87.0	85.5 – 85.8
Effective Income Tax Rate (%)	24% – 27%	16% – 18%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 earnings call will take place at 5:00 p.m. eastern time today, October 31, 2013. The call will discuss Q3 2013 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2013 Third Quarter Earnings Conference Call,” conference ID # 79725516. A replay will be available after 8:00 p.m. eastern time on October 31, 2013, until midnight on November 6, 2013. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code # 79725516. The call will also be available for replay on SS&C’s website after October 31, 2013; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the fourth quarter and full year of 2013 and our intention to repurchase shares of our common stock from time to time and the intended use of any repurchased shares, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 5,500 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations Coordinator

Tel: +1- 212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Software-enabled services	$138,123	$125,605	$411,909	$275,069
Software licenses	8,184	5,885	20,880	15,463
Maintenance	26,178	25,519	77,603	67,993
Professional services	7,020	8,553	19,788	21,562

Total revenues	179,505	165,562	530,180	380,087

Cost of revenues:
Software-enabled services	79,875	75,965	240,847	155,940
Software licenses	1,286	1,764	3,908	4,609
Maintenance	10,150	10,883	30,953	29,338
Professional services	4,884	5,126	14,689	13,803

Total cost of revenues	96,195	93,738	290,397	203,690

Gross profit	83,310	71,824	239,783	176,397

Operating expenses:
Selling and marketing	10,849	8,970	30,876	24,628
Research and development	13,117	13,193	40,558	32,478
General and administrative	11,480	11,668	33,197	24,527
Transaction costs	—	748	—	14,322

Total operating expenses	35,446	34,579	104,631	95,955

Operating income	47,864	37,245	135,152	80,442
Interest expense, net	(9,036)	(13,726)	(33,325)	(18,760)
Other (expense) income, net	(110)	(1,808)	2,406	(16,225)
Loss on extinguishment of debt	—	—	—	(4,355)

Income before income taxes	38,718	21,711	104,233	41,102
(Benefit) provision for income taxes	(4,748)	4,096	13,219	11,364

Net income	$43,466	$17,615	$91,014	$29,738

Basic earnings per share	$0.53	$0.22	$1.13	$0.38

Basic weighted average number of common shares outstanding	81,784	78,548	80,779	78,123

Diluted earnings per share	$0.51	$0.21	$1.07	$0.36

Diluted weighted average number of common and common equivalent shares outstanding	86,068	83,202	85,126	82,744

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$81,575	$86,160
Accounts receivable, net	85,871	91,690
Prepaid income taxes	23,203	9,651
Deferred income taxes	4,031	5,408
Prepaid expenses and other current assets	20,263	11,548
Restricted cash	2,460	2,460
Total current assets	217,403	206,917

Property and equipment, net	53,317	55,039
Deferred income taxes	733	1,459
Goodwill	1,542,947	1,559,607
Intangible and other assets, net	478,432	539,883

Total assets	$2,292,832	$2,362,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21,782	$22,248
Accounts payable	17,298	10,528
Income taxes payable	—	1,314
Accrued employee compensation and benefits	34,730	39,812
Other accrued expenses	28,675	22,650
Deferred maintenance and other revenue	59,108	63,700

Total current liabilities	161,593	160,252
Long-term debt, net of current portion	814,377	989,890
Other long-term liabilities	12,569	17,102
Deferred income taxes	108,246	120,158

Total liabilities	1,096,785	1,287,402
Total stockholders’ equity	1,196,047	1,075,503

Total liabilities and stockholders’ equity	$2,292,832	$2,362,905

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2013	September 30, 2012
Cash flow from operating activities:
Net income	$91,014	$29,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,441	50,620
Stock-based compensation expense	6,010	3,798
Income tax benefit related to exercise of stock options	(11,796)	(2,863)
Amortization of loan origination costs and original issue discount	4,408	7,814
Loss on sale or disposition of property and equipment	316	13
Deferred income taxes	(10,049)	(7,723)
Provision for doubtful accounts	528	473
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	5,911	(14,652)
Prepaid expenses and other assets	(8,405)	8,873
Accounts payable	5,189	(2,240)
Accrued expenses	(7,611)	(5,420)
Income taxes prepaid and payable	8,854	(4,333)
Deferred maintenance and other revenue	(4,534)	(3,432)

Net cash provided by operating activities	154,276	60,666

Cash flow from investing activities:
Additions to property and equipment	(9,933)	(8,839)
Proceeds from sale of property and equipment	61	—
Cash paid for business acquisitions, net of cash acquired	—	(964,523)
Additions to capitalized software	(1,570)	(640)
Other	—	87

Net cash used in investing activities	(11,442)	(973,915)

Cash flow from financing activities:
Cash received from debt borrowings, net of loan origination costs	—	1,304,210
Repayment of debt	(177,000)	(366,600)
Proceeds from exercise of stock options	22,360	12,325
Payment of contingent consideration	—	(1,800)
Income tax benefit related to exercise of stock options	11,796	2,863
Other	(1,917)	—

Net cash (used in) provided by financing activities	(144,761)	950,998

Effect of exchange rate changes on cash	(2,658)	2,188

Net (decrease) increase in cash	(4,585)	39,937
Cash, beginning of period	86,160	40,318

Cash, end of period	$81,575	$80,255

Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$10,279	$—

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Revenue	$179,505	$165,562	$530,180	$380,087
Purchase accounting adjustments to deferred revenue	—	465	136	816

Adjusted revenue	$179,505	$166,027	$530,316	$380,903

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2013	2012	2013	2012
Operating income	$47,864	$37,245	$135,152	$80,442
Amortization of intangible assets	21,247	21,325	63,439	43,745
Stock-based compensation	1,975	1,386	6,010	3,798
Capital-based taxes	—	(20)	—	(785)
Unusual or non-recurring charges	106	1,416	91	15,791
Purchase accounting adjustments	(47)	413	(6)	661

Adjusted operating income	$71,145	$61,765	$204,686	$143,652

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2013, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2013	2012	2013	2012	2013
Net income	$43,466	$17,615	$91,014	$29,738	$107,096
Interest expense, net	9,036	13,726	33,325	23,115	47,066
Taxes	(4,748)	4,096	13,219	11,364	26,520
Depreciation and amortization	24,699	24,735	74,441	50,620	99,635

EBITDA	72,453	60,172	211,999	114,837	280,317
Stock-based compensation	1,975	1,386	6,010	3,798	7,802
Capital-based taxes	—	(20)	—	(785)	—
Acquired EBITDA and cost savings	—	333	—	34,841	40
Unusual or non-recurring charges	217	3,223	(2,315)	32,016	(2,702)
Purchase accounting adjustments	(47)	413	(6)	661	227
Other	(38)	(50)	179	(141)	303

Consolidated EBITDA	74,560	65,457	215,867	185,227	285,987
Less: acquired EBITDA	—	(333)	—	(34,841)	(40)

Adjusted Consolidated EBITDA	$74,560	$65,124	$215,867	$150,386	$285,947

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2013	2012	2013	2012
GAAP – Net income	$43,466	$17,615	$91,014	$29,738
Plus: Amortization of intangible assets	21,247	21,325	63,439	43,745
Plus: Amortization of deferred financing costs and original issue discount	1,420	1,370	4,408	1,959
Plus: Stock-based compensation	1,975	1,386	6,010	3,798
Plus: Capital-based taxes	—	(20)	—	(785)
Plus: Unusual and non-recurring items	217	3,223	(2,315)	32,016
Plus: Loss on extinguishment of debt	—	—	—	4,355
Plus: Purchase accounting adjustments	(47)	413	(6)	661
Income tax effect (1)	(23,807)	(13,197)	(39,511)	(33,034)

Adjusted net income	$44,471	$32,115	$123,039	$82,453

Adjusted diluted earnings per share	$0.52	$0.39	$1.45	$1.00
GAAP diluted earnings per share	$0.51	$0.21	$1.07	$0.36
Diluted weighted-average shares outstanding	86,068	83,202	85,126	82,744

(1)	An estimated normalized effective tax rate of 30% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.